Exhibit 99.1
(Ziegler Logo)
                                                               Cynthia Johnson
                                                                  414-978-6421
                                                          cjohnson@ziegler.com

NEWS RELEASE

Ziegler announces third quarter financial results and application to delist from AMEX
Revenue and income up over nine months, 2002

      Milwaukee, Wisconsin - October 28, 2003 - The Ziegler Companies, Inc.

(AMEX: ZCO), a growth-oriented boutique investment banking and investment services firm with primary focus in the not-for-profit sectors of healthcare, senior living and churches, today released its financial results for the third quarter and nine months ending September 30, 2003. Ziegler also announced that it will file applications to voluntarily delist its common shares from trading on the American Stock Exchange, and to deregister as a reporting company under the Securities Exchange Act of 1934.

Third quarter financial results:

      In the three months ended September 30, 2003, total revenues for the third quarter were $19,914,000 compared to $17,340,000 for the third quarter of 2002. Net income for the third quarter of 2003 was $474,000, or 22 cents per basic and diluted share, compared to $717,000, or 33 cents per basic and diluted share, in the third quarter of 2002.

      For the nine months ended September 30, 2003, total revenues were $52,877,000 compared to $46,426,000 for the same period in 2002. Net income for the nine-month period was $1,290,000, or 60 cents per basic and diluted share, in 2003 compared to $1,222,000, or 54 cents per basic and diluted share, for the same period in 2002.

                                    (More)

      The comparison between years for both the quarter and nine months ended is affected by the recognition of gains on the sale of PMC International, Inc. ("PMC"), the Denver-based managed account and performance reporting subsidiary, and the sale of the insurance agency, both sold in 2001. Gain on the sale of PMC is recognized when cash is collected as discussed in Ziegler's 2002 Annual Report to Shareholders. An after tax gain on the sale of PMC of $240,000 was recorded in August, 2003 compared to an after tax gain of $360,000 in August, 2002, both as the result of the receipt of payment on notes due from The EnvestNet Group, Inc., the purchaser. An additional after tax gain of $180,000 on the sale of the insurance agency was recorded in the second quarter of 2002 and is included in the nine month activity for 2002 as the result of a contingent payment due on the sale.

      "We are pleased to report that third quarter results matched our expectations. Steadily improving equity markets and investor confidence levels bode well for Ziegler's assets under management," said John J. Mulherin, president and CEO of The Ziegler Companies, Inc. "Activity in fixed income underwriting for senior living, health care, church and school clients continues to be robust. Revenue and profits continue to advance, as we strive to maximize shareholder value."

Application to delist and deregister:

      The Ziegler Companies, Inc. also announced that it intends to file an application to voluntarily delist its common shares from trading on the American Stock Exchange (AMEX) and to ask the AMEX to suspend trading of the shares at the time that the Securities Exchange Commission (SEC) grants the Company's application to withdraw the shares from listing. If approved, the delisting is expected to become effective before December 31, 2003.

                                    (More)

      In approving this action, the Company's Board of Directors determined the delisting, and the related termination of the registration of common shares under the Securities Exchange Act of 1934 ('34 Act), would be in the best interest of the Company's shareholders. Among the factors considered by the Company's Board of Directors were: the Company has under 300 shareholders of record; the trading history of the Company's shares on the AMEX showed limited volume and liquidity; the costs associated with being a reporting company under the '34 Act are significant and are expected to continue to rise thereby diminishing the Company's future profitability; the benefits of remaining a listed company with continued '34 Act reporting obligations are not sufficient to justify the current and expected future costs; and no analysts cover the Company's shares.

      "Although the reforms introduced under the Sarbanes-Oxley legislation are well intentioned, increased costs associated with our public reporting obligations would have had a very real effect on our future profitability," Mulherin continued. "In addition, due to our small market capitalization and modest revenue base, we have not enjoyed many of the benefits traditionally associated with listing on a national exchange like the AMEX. In the final analysis, our Board believes that shareholder value is best served through emphasizing future profitability over the limited benefits that have resulted from our current public reporting status and national exchange listing.

      "Most importantly," continued Mulherin, "Ziegler will honor its 100+ year heritage of advancing health, wealth and well-being through tailored financial solutions. Our commitment to helping our clients succeed, attracting and developing talent, and creating a profitable business continues. We expect to report progress through quarterly earnings announcements and annual audited financial statements. This information will be available to shareholders through posting on our website: www.ziegler.com., and our normal distribution channels."

                                    (More)

      The notice of the Company's application to voluntarily delist its common shares from trading on the AMEX will be published in the Federal Register, following which there will be an approximately 20 day comment period before the SEC takes action on the application. Upon the granting of its application to delist, the Company intends to take the steps necessary to suspend its reporting obligations with the SEC under the '34 Act.

      Upon delisting, the Company expects that its shares will trade on the Pink Sheets, LLC (Pink Sheets), an electronic network through which participating broker-dealers can make markets, and enter orders to buy and sell shares of companies. The Company has identified a registered broker-dealer which has indicated an intention to sponsor the Company's shares on the Pink Sheets, and act as a market maker following delisting of the Company's shares from the AMEX. The Company anticipates that additional market makers will emerge for the Company's shares following delisting.

      Though the Company's financial reporting obligations under the '34 Act are expected to terminate at January 2, 2004, the Company intends to provide financial information to its shareholders and the market on a quarterly basis through its website and customary news distribution channels. In addition, the Company intends to provide shareholders with annual audited financial statements, and timely notices of significant events.

      Addressing the Company's future dividend policy, Mulherin stated:
"While the future of dividends depends on the Company's financial performance and the Board's determination of what policies best serve the realization of shareholder value, the Board recently declared a 13 cents per share quarterly dividend, and has expressed no intention to change the dividend policy following delisting. In addition, the Board has also reauthorized the Company's share buy-back program, with management authorized to purchase up to 200,000 shares of the Company's

                                    (More)
common stock at such time and prices as management considers appropriate. The Board continues to believe that purchase of the Company's shares is an appropriate use of the Company's capital, and has made it clear that the buy-back program will be available to management following the Company's move to the Pink Sheets," said Mulherin.

About Ziegler:

      The Ziegler Companies, Inc. - (AMEX: ZCO), headquartered in Milwaukee, Wis., is a growth-oriented boutique investment banking and investment services firm with primary focus in the not for profit sectors of health care, senior living and churches. Operations comprise capital markets and investment services, including asset management and wealth management through retail brokerage offices.

      Nationally, Ziegler's Capital Markets Group is ranked as one of the leading investment banking firms for nonprofit healthcare and senior living facilities, as well as religious institutions and schools.

      Ziegler Investment Services Group operates a network of investment consultants throughout Wisconsin and the nation. It also sponsors the North Track family of mutual funds and provides retirement solutions, as well as private account management for individuals, corporations, foundations and endowments. Total assets under management are approximately $2.1 billion.

      Certain comments in this news release represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are subject to a number of risks and uncertainties, in particular, the overall financial health of the securities industry, the strength of the healthcare sector of the U.S.

                                    (More)
economy and the municipal securities marketplace, the ability of the Company to underwrite and distribute securities, the market value of mutual fund portfolios and separate account portfolios advised by the Company, the collection of amounts owed to the Company, the volume of sales by its retail brokers, the outcome of pending litigation, and the ability to attract and retain qualified employees.
                                    # # #